EXHIBIT 8

                    AMENDMENT NO. 2 TO RIGHTS AGREEMENT

        AMENDMENT, dated as of June 28, 2000, to the Rights Agreement, dated as of December 20, 1991 (the "Agreement"), between Inprise
Corporation, a Delaware corporation formerly known as Borland
International, Inc. (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company as successor to Manufacturers Hanover Trust Company of California (the "Rights Agent").

        WHEREAS, the Company and the Rights Agent entered into the Rights Agreement specifying the terms of the Rights (as defined therein); and

        WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement in accordance with Section 26 of the Rights Agreement;

        NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in the Rights Agreement and this Amendment, the parties hereby agree as follows:

        1. Section 1(a) is amended to delete the following from the end of said Section:

               ; provided, however, that none of Corel Corporation, a corporation continued under the laws of Canada ("Corel"), Carleton Acquisition Co., a Delaware corporation and a wholly-owned subsidiary of Corel ("Merger Sub"), and their Affiliates shall be deemed to be an Acquiring Person solely by virtue of (i) the execution of the Merger Agreement, dated as of February 6, 2000 (the "Merger Agreement," which term shall include any amendments thereto) by and among the Company, Corel and Merger Sub, (ii) the execution of the Stock Option Agreement, dated as of February 6, 2000 (the "Stock Option Agreement," which term shall include any amendments thereto) by and between the Company and Corel, pursuant to which Stock Option Agreement the Company granted to Corel an option to purchase 12 million shares of the Common Stock or (iii) the consummation of any of the transactions contemplated by either the Merger Agreement or the Stock Option Agreement, including, without limitation, the public or other announcement of the merger provided for by the Merger Agreement (the "Merger"), the consummation of the Merger and acquisition of shares of Common Stock pursuant to the Stock Option Agreement.

        2. Section 1(e)(i) is amended to delete the following from the end of said Section:

               "; provided, further, that neither Corel, Merger Sub nor any of their Affiliates shall be deemed the "Beneficial Owner" or be deemed to "beneficially own" any shares of Common Stock acquired as a result of the consummation of the Merger or pursuant to the Stock Option Agreement."

        3. Section 1(e)(ii) is amended to delete the following from the end of said Section:

               "; provided, further, that neither Corel, Merger Sub nor any of their Affiliates shall be deemed the "Beneficial Owner" or be deemed to "beneficially own" any shares of Common Stock acquired as a result of the consummation of the Merger or pursuant to the Stock Option Agreement."

        4. Section 1(e)(iii) is amended to delete the following from the end of said Section:

               "; provided, further, that neither Corel, Merger Sub nor any of their Affiliates shall be deemed the "Beneficial Owner" or be deemed to "beneficially own" any shares of Common Stock acquired as a result of the consummation of the Merger or pursuant to the Stock Option Agreement."

        5. Section 1(j) of the Rights Agreement setting forth the definition of a "Continuing Director," which currently reads as follows:

                "(j) "Continuing Director" shall means (i) any member of the Board of Directors of the Company, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board prior to the date of this Agreement, or
        (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, if such Person's nomination for election or election to the Board is recommended or approved by a majority of the Continuing Directors."

shall be deleted in its entirety and a new Section 1(j) of the Rights Agreement shall be amended and restated in its entirety as follows:

        "(j) Intentionally deleted in its entirety."

        6. Section 1(ii) is amended to delete the following from the end of said Section:

               "; provided, however, that the public announcement of (x) the Merger, (y) that Corel, Merger Sub or any of their Affiliates has become the beneficial owner of 15% or more of the shares of Common Stock as a result of the consummation of the Merger, or (z) that Corel, Merger Sub or any of their Affiliates has become the beneficial owner of 15% or more of the shares of Common Stock pursuant to the Stock Option Agreement, shall not constitute a Stock Acquisition Date."

        7. Section 1(nn) is amended to delete the following from the end of said Section:

               "Notwithstanding anything to the contrary contained in this Agreement, neither the Merger nor any acquisition of shares of Common Stock pursuant to the Stock Option Agreement shall constitute a Triggering Event or an event described in
               Section 11(a)(ii) or Section 13."

        8. Section 2 of the Rights Agreement setting forth the appointment of the Rights Agent, which currently reads as follows:

                "Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Common Stock) in accordance with the terms and conditions hereof; and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable."

shall be amended and restated in its entirety as follows:

                "Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable,"

        9. The phrase in Section 11(a)(ii), which currently reads as follows:

               "unless the event causing the 15% threshold to be crossed is the Merger, an acquisition of shares of Common Stock pursuant to the Stock Option Agreement, a transaction set forth in Section 13(a) hereof, or is an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock"

shall be amended and restated in its entirety as follows:

               "unless the event causing the 15% threshold to be crossed is a transaction set forth in Section 13(a) hereof, or is an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock"

        10. Section 18(a) of the Rights Agreement entitled "Concerning the Rights Agent," which currently reads as follows:

               "The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises."

shall be amended and restated in its entirety as follows:

                "The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise arid performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnity provided herein shall survive the termination of this Agreement and the termination and the expiration of the Rights. The costs and expenses incurred in enforcing this right of indemnification shall be paid by the Company. Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage. Any liability of the Rights Agent under this Rights Agreement will be limited to the amount of fees paid by the Company to the Rights Agent."

        11. Section 23(a) of the Rights Agreement setting forth the redemption and termination provisions, which currently reads as follows:

                "Section 23. Redemption and Termination.

                (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of (i) the close of business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right,.as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, if the Board of Directors of the Company authorizes redemption of the Rights in either of the circumstances set forth in clauses (i) and (ii) below, then there must be Continuing Directors then in office and such authorization shall require the concurrence of a majority of such Continuing Directors: (i) such authorization occurs on or after the time a Person becomes an Acquiring Person, or (ii) such authorization occurs on or after the date of a change (resulting from a proxy or consent solicitation) in a majority of the directors in office at the commencement of such solicitation if any Person who is a participant in such solicitation has stated (or, if upon the commencement of such solicitation, a majority of the Board of Directors of the Company has determined in good faith) that such Person (or any of its Affiliates or Associates) intends to take, or may consider taking, any action which would result in such Person becoming an Acquiring Person or which would cause the occurrence of a Triggering Event unless, concurrent with such solicitation, such Person (or one or more of its Affiliates or Associates) is mixing a cash tender offer pursuant to a Schedule 14D-1 (or any successor form) filed with the Securities and Exchange Commission for all outstanding shares of Common Stock not beneficially owned by such Person (or by its Affiliates or Associates). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11 (a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the "Current Market Price", as defined in Section 11(d)(i) hereof; of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors."

shall be amended and restated in its entirety as follows:

                "Section 23. Redemption and Termination.
                (a) The Board of Directors of the Company may, at its option, at any time prior to the earlier of(i) the close of business on the tenth day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth day following the Record Date), or (ii) the Final Expiration Date, redeem all but not less than all the then outstanding Rights at a redemption price of $.01 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"). Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the "Current Market Price", as defined in Section 11(d)(i) hereof, of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors."

        12. Section 26 of the Rights Agreement setting forth the supplements and amendments provisions, which currently reads as follows:

        "Section 26.  Supplements and Amendments.

                Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder (which lengthening or shortening, following the first occurrence of an event set forth in clauses (i) and (ii) of the first proviso to Section 23(a) hereof, shall be effective only if there are Continuing Directors and shall require the concurrence of a majority of such Continuing Directors), or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence,
        (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights. Any such supplement or amendment shall be effective upon the action of the Board of Directors without any further action and without any notice. Promptly after the action of the Board of Directors supplementing or amending the Agreement, the Company shall give notice of such supplement or amendment to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock."

shall be amended and restated in its entirety as follows:

        "Section 26.  Supplements and Amendments.

                Prior to the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); provided, this Agreement may not be supplemented or amended to lengthen, pursuant to clause (iii) of this sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of and/or the benefits to, the holders of Rights. Any such supplement or amendment shall be effective upon the action of the Board of Directors without any further action and without any notice. Promptly after the action of the Board of Directors supplementing or amending the Agreement, the Company shall give notice of such supplement or amendment to the Rights Agent and the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears on the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the Common Stock. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock."

        13. Section 28 of the Rights Agreement setting forth the determinations and actions by the Board of Directors, which currently reads as follows:

        "Section 28.  Determinations and Actions by the Board of Directors, etc.

                For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company (with, where specifically provided for herein, the concurrence of the Continuing Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company (with, where specifically provided for herein, the concurrence of the Continuing Directors) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (with, where specifically provided for herein, the concurrence of the Continuing Directors) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company or the Continuing Directors to any liability to the holders of the Rights."

shall be amended and restated in its entirety as follows:

        "Section 28.  Determinations and Actions by the Board of Directors, etc.

                For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board of Directors of the Company shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors of the Company or to the Company, or as may be necessary or advisable in the administration of this Agreement, including without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith, shall
        (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board of Directors of the Company to any liability to the holders of the Rights."

        14. Exhibit B is amended to delete the following from Paragraph Six of the Rights Certificate:

        "Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Directors."

        15. The term "Agreement" as used in the Rights Agreement shall be used to refer to the Rights Agreement as amended hereby.

        16. This Amendment shall be effective as of June 28, 2000, and except as set forth herein, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

        17. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed this 28th day of June 2000.


                                 INPRISE CORPORATION

                                 By:  /s/ Keith E. Gottfried
                                     _________________________________________
                                 Name:   Keith E. Gottfried
                                 Title:  Senior Vice President, General Counsel
                                         and Corporate Secretary


                                 CHASEMELLON SHAREHOLDER
                                 SERVICES, L.L.C.

                                 By:    /s/ Britta Puschendorf
                                      ________________________________________
                                 Name:   Britta Puschendorf
                                 Title:  Assistant Vice President